ICICI BANK LIMITED

                    [__________] American Depositary Shares

                                  Representing

                           [__________] Equity Shares

                           par value Rs. 10 per share



                          U.S. UNDERWRITING AGREEMENT



[__________], 2000

                                                              [__________], 2000



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
as U.S. Representatives of the several U.S. Underwriters
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036
    U.S.A.

Dear Sirs and Mesdames:

          ICICI Bank Limited, a company incorporated under the laws of the Republic of India as a public company with limited liability (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) [__________] American Depositary Shares ("ADSs") representing [__________] Equity Shares (as defined below). Each American Depositary Share represents [___] Equity Shares, par value Rs. 10 per share, of the Company. The equity shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Equity Shares".

          It is understood that, subject to the conditions hereinafter stated, [__________] ADSs (the "U.S. Firm ADSs") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm ADSs in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement between U.S. and International Underwriters, as defined below) (the "U.S. Offering"). Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters.

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [__________] ADSs (the "Additional ADSs") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such Additional ADSs granted to the U.S. Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the "Offered ADSs". The Equity Shares represented by the Offered ADSs are hereinafter referred to as the "Shares".

          It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the offering (the "International Offering") by the Company of an aggregate of [__________] ADSs (the

"International ADSs") through arrangements with certain underwriters outside the United States, Canada and the Republic of India (the "International Underwriters") pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), for whom Merrill Lynch (Singapore) Pte. Ltd. ("Merrill Lynch Singapore") and Morgan Stanley & Co. International Limited ("Morgan Stanley International") are acting as representatives (the "International Representatives"). The U.S. Underwriting Agreement and the International Underwriting Agreement are herein collectively referred to as the "Underwriting Agreements". The U.S. Underwriters and the International Underwriters are herein collectively referred to as the "Underwriters". The U.S. Firm ADS and the International ADSs are herein collectively referred to as "Firm ADS". Merrill Lynch and Morgan Stanley will act as joint global coordinators and joint book-runners (the "Joint Global Coordinators and Joint Book-Runners") for the U.S. Offering and the International Offering.

          To provide for the coordination of their activities, the U.S. Underwriters and the International Underwriters have entered into an agreement among themselves of even date herewith (the "Agreement between U.S. and International Underwriters") which provides, among other things, that the U.S. Underwriters and the International Underwriters may purchase and sell among each other such number of ADSs as is mutually agreed upon by the U.S. Underwriters and the International Underwriters involved in the purchase and sale.

          It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any U.S. Firm ADS unless all of the International and ADSs are contemporaneously purchased by the International Underwriters.

          The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement (Commission file number 333-[__________]) on Form F-1 relating to the Shares. Two prospectuses are to be used in connection with the offering and sale of the Offered ADSs: (i) the U.S. prospectus, to be used in connection with the offering and sale of Offered ADSs in the United States and Canada to United States and Canadian Persons and
(ii) the international prospectus, to be used in connection with the offering and sale of Offered ADSs outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement on Form F-1 as amended at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the United States Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement" and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Offered ADSs are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

          The Offered ADSs will be evidenced by American Depositary Receipts ("ADRs") to be issued by The Bank of New York, as depositary (the "Depositary"), pursuant to a Deposit Agreement, dated as of [__________], 2000 (the "Deposit Agreement"), among the Company, the Depositary and the holders and beneficial holders from time to time of ADRs. A registration statement relating to the Offered ADSs (Commission file number 333-[__________]) on Form F-6 (such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case all exhibits thereto, being hereinafter called the "ADS Registration Statement") has been filed with the Commission.

          1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the U.S. Underwriters that:

          (a) Compliance with the Registration Requirement. (i) Each of the Registration Statement and the ADS Registration Statement when it becomes effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder except to the extent waivers from any such requirements have been orally or otherwise granted by the staff of the Commission (as to which you have been furnished with notice thereof) and
     (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph
     (1)(a) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) Filings with the Commission. Each of the Registration Statement and the ADS Registration Statement has been filed with the Commission in the form heretofore delivered to you. Each of the Registration Statement and the ADS Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of the Company, are contemplated or threatened by the Commission. A registration statement on Form 8-A has been filed with and declared effective by the Commission under the Exchange Act.

          (c) Compliance with Indian Rules and Regulations. Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not violate and, as amended or supplemented, if applicable, will not violate the rules, regulations and other requirements of the Ministry of Finance of India (the "MOF"), the Foreign Investment Promotion Board ("FIPB"), the Reserve Bank of India (the "RBI"), the Department of Company Affairs of India (the "DCA"), the Company Law Board (the "CLB"), the Securities Exchange Board of India ("SEBI"), and all other applicable government of India regulatory, administrative or similar authorities having jurisdiction over the Company or its property or assets, as applicable (collectively, the "Indian Authorities"). In addition, compliance by the Company with its obligations under the Securities Act, the Exchange Act, including the applicable rules and regulations of the Commission thereunder, and the rules and regulations of the National Association Securities Dealers, Inc. and the New York Stock Exchange, Inc., will not violate any such Indian rules and regulations.

          (d) Due Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a limited liability public company under the laws of the Republic of India, has the power and authority (corporate and other) to own its property and to conduct its business, including, without limitation, its short-term lending business, as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company.

          (e) Capitalization of the Company. The Company has an authorized capitalization as set forth in the Prospectus; the terms, rights and preferences related to the authorized and issued share capital of the Company conform as to legal matters to the description thereof contained in the Prospectus.

          (f) Capital Stock of the Company. The Equity Shares of the Company outstanding prior to the issuance of the Shares in connection with the offering and sale of the Offered ADSs have been duly authorized and are validly issued and fully paid and were not issued in violation of any preemptive or similar rights of any person or entity. Except as described in the Prospectus, there are no outstanding securities issued by the

     Company convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue Equity Shares or ADSs.

          (g) Authorization of the Shares. The Shares to be issued in connection with the offering and sale of the Offered ADSs have been duly authorized for issuance and sale pursuant to the Underwriting Agreements and, when issued and delivered by the Company pursuant to the Underwriting Agreements, will be validly issued, fully paid and will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

          (h) Deposit of Shares and Transfer of Rights to Depositary. The Shares may be freely deposited with the Depositary or with ICICI Limited as the custodian of the Depositary (the "Custodian") against issuance of ADRs evidencing the Offered ADSs, although there are restrictions on the future withdrawals and deposits and redeposit of withdrawals of Equity Shares which are fully and accurately described in the Prospectus. Upon deposit of the underlying Shares with the Custodian pursuant to the Deposit Agreement in accordance with the terms thereof, all right, title and interest in such Shares, free and clear of any security interest, mortgage, pledge, claim, lien or other encumbrance (each, a "Lien"), will be transferred to the Depositary on behalf of the Underwriters.

          (i) Validity of ADRs and Absence of Transfer Restrictions. Upon issuance by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified in the ADRs and the Deposit Agreement. There are no restrictions on the transfer of such Shares or the Offered ADSs, except as described in the Prospectus.

          (j) Ownership of the Company. On [__________], 2000, the ownership of the Company was, and immediately following the offering and sale of the Offered ADSs pursuant to the Underwriting Agreements, the ownership of the Company will be, subject to the assumptions made in the Prospectus, as set forth in the Prospectus under "Shareholding Structure and Relationship with the ICICI Group".

          (k) No Restrictions or Withholding Taxes on Dividends. There are no restrictions under Indian law nor any approvals currently required in India (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of Shares, or ADSs, including the Depositary, or for the conversion by the Depositary of any dividends paid in Indian rupees to U.S. dollars except as set forth in the Deposit Agreement or the Prospectus. No such dividends and other distributions, including such dividends to persons not resident in India, will be subject to withholding or other taxes, levies or charges under the laws and regulations of the Republic of India, except as set forth in the Deposit Agreement or the Prospectus.

          (l) No Violation of Existing Agreements. The Company is not in violation of its certificate of incorporation, memorandum of association and articles of association (collectively, the "Charter Documents") or is in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is or may be subject ("Agreements") except for such defaults that would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company.

          (m) Authorization of Underwriting Agreements. Each of the U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (n) Authorization and Enforceability of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (o) No Defaults or Legal Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Underwriting Agreements and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated, will not contravene or result in a default (or an event that with the giving of notice or lapse of time or both would constitute a default) under (i) any provision of applicable law (including, without limitation, any applicable Indian law limiting foreign ownership of the Company) or any of the Charter Documents of the Company, (ii) any agreement binding upon the Company that is material to the Company or (iii) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company or any of its assets except for such violations or defaults under
     (i), (ii) or (iii) that would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company.

          (p) Necessary Authorizations for Transactions. No action, consent, authorization, approval, order, certificate, license or permit of or filing, registration or qualification with any local or other court or public, government or regulatory agency or body or stock exchange authority is required for the performance by the Company of its obligations under the Underwriting Agreements and the Deposit Agreement, or the transactions contemplated thereby, other than (x) such as are set forth in Schedule II hereto and (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered ADSs. All such authorizations necessary for performance by the Company of its obligations under the Underwriting Agreements and the Deposit Agreement, or the transactions contemplated thereby, have been obtained and are in full force and effect.

          (q) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreements).

          (r) No Pending Legal Proceedings. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described.

          (s) Accuracy of Exhibits. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (t) Necessary Authorizations to Conduct Businesses. Except as set forth in the Prospectus, the Company has obtained all necessary certificates, authorizations, licences, concessions, approvals, orders or permits issued by, and has made all declarations and filings with, all local and other governmental authorities, all self-regulatory organizations, all courts and other tribunals and all appropriate regulatory agencies or bodies, including, without limitation, the Indian Authorities, necessary (i) to own, lease or license, as the case may be, and to operate and use its properties and assets, (ii) to conduct the businesses now conducted by the Company in the manner described in the Prospectus, and (iii) to own all of its equity interests in a person or entity, amounting to 5% or more, except to the extent that the failure to have any such certificate, authorization, license, concession, approval, order or permit would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company.

          (u) Listings on Stock Exchanges. The Offered ADSs have been duly authorized for listing and trading on the New York Stock Exchange ("NYSE"), subject to official notice of issuance and effectiveness of the Registration Statement. Application has been made and approvals in principle have been obtained for listing and trading on the Stock Exchange, Mumbai, the National Stock Exchange of India and the Bangalore, Vadodara, Calcutta, New Delhi, Madras and Mangalore Stock Exchanges (the "Indian Stock Exchanges").

          (v) NYSE Information. The information included in the original listing application filed with the NYSE or any oral information furnished to the NYSE (the "NYSE Information") on the date it was filed with the NYSE did not contain an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein no misleading.

          (w) Compliance of Preliminary Prospectus with Securities Regulations. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (x) No Investment Company. (i) The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");
     (ii) the Company continues to satisfy the conditions set forth in exemptive release No. IC-22406 dated December 18, 1996 (the "Release"), a true and correct copy of which has been given to the Joint Global Coordinators and Joint Book-Runners, and (iii) the exemptive order referenced in the Release is still in effect and has not been amended.

          (y) Real Properties, Encumbrances and Leases. The Company has good and marketable title to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as are not either individually or in the aggregate material in relation to the condition (financial or otherwise) or the earnings, business or operations of the Company; and any real property and buildings held under lease by the Company that are material to its business are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company, except as described in the Prospectus.

          (z) Intellectual Property Rights. The Company owns, or duly applied for the issuance of, all the patents, trademarks, trade names, if any, and copyrights (or licenses such rights pursuant to valid and subsisting licenses) necessary for the present and planned future conduct of its business as described in the Prospectus, except where the failure to own or license the same would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and there is no infringement by any other person of any such patents, trademarks, trade names, if any, or copyrights owned or licensed by the Company the result of which infringement could materially affect the condition (financial or otherwise) or the earnings, business or operations of the Company.

          (aa) No Filing, Stamp Duty or Filing Fees. To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in India of each of the Underwriting Agreements and the Deposit Agreement and the ADRs in India, it is not necessary that this Agreement, the Deposit Agreement or the ADRs be filed or recorded with any court or other authority in India or that any registration tax, stamp duty or similar tax be paid in India on or in respect of any of the Underwriting Agreements and the Deposit Agreement or the ADRs other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Indian court of law.

          (ab) Year 2000 Compliance. The discussion of the Year 2000 problem in the Registration Statement is, as of the applicable filing date, and will be as of the date of any amendment or supplement thereto, accurate and complete in all material respects.

          (ac) No Agreement to File a Registration Statement. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (ad) Conformity of Financial Statements with U.S. GAAP. The U.S. GAAP financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial positions of the Company at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with U.S. GAAP the information required to be stated therein.

          (ae) Independent Public Accountants. KPMG Peat Marwick India, who have expressed their opinion with respect to the U.S. GAAP consolidated financial statements (which term as used in the Underwriting Agreements includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the applicable published rules and regulations of the Commission thereunder.

          (af) Conformity of Financial Statements with Indian GAAP. The Indian GAAP financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with Indian generally accepted accounting principles ("Indian GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with Indian GAAP the information required to be stated therein.

          (ag) Independent Indian Chartered Accountants. S.B. Billimoria and Company and N.M. Raiji and Company, who have certified the Indian GAAP unconsolidated financial statements of the Company, are independent chartered accountants within the rules of the code of professional ethics of the Institute of Chartered Accountants of India.

          (ah) No Stabilization Action. The Company has not taken, neither directly nor indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered ADSs or the Shares.

          (ai) Valid Choice of Law, Submission to Jurisdiction and Appointment of Process Agent. The choice of the laws of the State of New York as the governing law of the Underwriting Agreements and the Deposit Agreement is a valid choice of law under the laws of India and courts of India should honor this choice of law. The Company has the power to submit, and pursuant to the Underwriting Agreements and the Deposit Agreement has validly and irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of the Underwriting Agreements or the Deposit Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of ADSs to the Underwriters has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to the Underwriting Agreements and the Deposit Agreement, has validly appointed the Process Agent named in
     Section 12 of the Underwriting Agreements, and in the Deposit Agreement for the purposes described therein, and service of process effected in the manner set forth in Section 11 of this Agreement and the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.

          (aj) Stamp Duty and Other Transaction Taxes. Stamp duty is payable in India in connection with the issuance of the Shares (or if certificates for the Shares to be represented by the Offered ADSs have not then been prepared, irrevocable letters of allotment ("Letters of Allotment") for such Shares, written in favor of the Depositary or its nominee, entitling the Depositary or such nominee to receive delivery of certificates for such Shares within 45 days following the delivery of such Letters of Allotment) in the name of the Depositary; however, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in India or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of the Shares or the Letters of Allotment by the Company against the issuance of the ADRs evidencing Offered ADSs and the issuance and delivery of certificates for Shares pursuant to any Letters of Allotment, (ii) the sale and delivery of the Offered ADSs to or for the respective accounts of the U.S. Underwriters and the International Underwriters, (iii) the sale and delivery outside of India by the U.S. Underwriters and the International Underwriters of the Offered ADSs representing the shares to the initial purchasers thereof or (iv) except as set forth in the Prospectus, the consummation of any other transaction contemplated by the Underwriting Agreements or the Deposit Agreement in connection with the sale and delivery of the Offered ADSs, except that stamp duty may be payable on the Underwriting Agreements or the Deposit Agreement if presented in India for enforcement.

          (ak) Internal Accounting Controls. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company has made and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

          (al) Absence of Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

          (am) Transactions with Affiliates. All material transactions between the Company, on the one hand, and any directors, executive officer, shareholder or affiliate of the Company, any director or executive office of any such affiliate or any entity in which any director or executive officer of the Company is a manager or holds more than 5% of its outstanding equity securities or its respective assets, on the other hand, are fully and fairly described in the Prospectus and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.

          (an) No Requirement to Be Licenced and No Implication of Residency. It is not necessary in order to enable any owner of ADSs to enforce any of its rights that such owner of ADSs be licensed, qualified or entitled to do business in India.

          (ao) No Immunity Under Indian Law. The Company is subject to civil and commercial law and to suit in India with respect to is obligations under the Underwriting Agreements and the Deposit Agreement and the ADRs; the execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company nor any to its properties, assets or revenues has any right of immunity under Indian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Underwriting Agreements, and, to the extent that the Company or any of the Company's properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or has agreed to waive such right to the extent permitted by law.

          (ap) Taxes. The Company has filed all necessary Indian federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(ad) and (af) above in respect of all Indian federal, state and foreign income and franchise taxes (including, without limitation, those required in respect of the tax litigation discussed under "Business -- Legal and Regulatory Proceedings" in the

     Prospectus) for all periods as to which the tax liability of the Company has not been finally determined.

          (aq) Insurance. The Company maintains insurance of the type and in the amounts which the Company believes to be reasonable and customary for its business. All such insurance is in full force and effect, except in such cases as the failure to carry or be covered by insurance would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company. All of the premiums for such insurance that are due and payable have been paid and no event has occurred with would render any such insurance void and voidable. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a material adverse change to the condition (financial or otherwise) or the earnings, business or operations of the Company. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

          (ar) Officer's Certificate. Any certificate signed by an officer of the Company and delivered to the Joint Global Coordinators and Joint Book-Runners or to international counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set for therein.

          2. Agreements to Sell and Purchase.

          (a) U.S. Firm ADSs. The Company hereby agrees to sell to the several U.S. Underwriters, and each U.S. Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $[_____] per U.S. Firm ADS (the "Purchase Price") the respective number of U.S. Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Joint Global Coordinators and Joint Book-Runners may determine) set forth in Schedules I hereto opposite the name of such U.S. Underwriter.

          (b) Additional ADSs. On the basis of the representations and warranties contained in the Underwriting Agreements, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional ADSs and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [_____] Additional ADSs at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of the Underwriting Agreements, which notice shall specify the number of Additional ADSs to be purchased by the U.S. Underwriters and the date on which such Additional ADSs are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the U.S. Firm ADSs. If any Additional ADSs are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additonal ADSs to be purchased as the number of U.S. Firm ADSs set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. ADSs.

          (c) Restriction on Sale of Securities. The Company hereby agrees that, without the prior written consent of the Joint Global Coordinators and Joint Book-Runners on behalf of the Underwriters, neither it nor its parent company, ICICI Limited, will, during the period ending 180 days after the date of the Prospectus (i) offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, establish an open "put equivalent position" within the remaining of Rule 16a-1(h) under the Exchange Act, or otherwise transfer or dispose of, directly or indirectly, any Equity Shares, ADSs, ADRs, options or warrants to acquire Equity Shares, ADSs, ADRs or any securities convertible into or exercisable or exchangeable for Equity Shares, ADSs or ADRs or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Equity Shares, ADSs or ADRs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Shares, ADSs or ADRs or such other securities, in case or otherwise. The foregoing sentence shall not apply to (A) the Offered ADSs to be sold hereunder, (B) the issuance by the Company of Equity Shares or options to purchase its Equity Shares, or Equity Shares upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan or arrangement descried in the Prospectus, or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to Equity Shares, ADSs or ADRs or other securities acquired in open market transactions after the completion of the offering of the Offered ADSs.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement, the ADS Registration Statement and the Underwriting Agreements have become effective as in your judgment is advisable. The Company is further advised by you that the Offered ADSs are to be offered to the public initially at U.S.$[______] per Offered ADS (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[______] per ADS under the Public Offering Price.

          4. Payment and Delivery. Payment of the subscription moneys for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m, New York City time, on [_________ __], 2000,or at such other time on the same or such other date, not later than [________ ___], 2000], as shall be designated in writing by you. There shall be deducted from the payment to the Company any expenses payable by the Company pursuant to Section 7, which shall be paid directly to the persons entitled thereto. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at the closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [________ __], 2000,. as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Immediately after 11:00 a.m. New York City time, on the Closing Date, the Company shall issue the Shares in book entry form and procure (i) that the Shares are registered on the shareholders' register of the Company in the name of the Custodian and (ii) that the custodian immediately credits the Shares to the deposit account of the Depositary established with the Custodian.

          ADRs evidencing the Offered ADSs shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The ADRs evidencing the Offered ADSs to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any stamp duty or transfer taxes payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid, against payment of the aggregate Purchase Price therefor.

          5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Offered ADSs to the U.S. Underwriters and the several obligations of the U.S. Underwriters to purchase and pay for the Offered ADSs on the Closing Date are subject to the condition that the Registration Statement and the ADS Registration Statement has become effective not later than 4:00 P.M. (New York City time) on [_________], 2000 and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the 1933 Act or proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement or otherwise shall have been complied with to the reasonable satisfaction of international counsel to the Underwriters.

          The several obligations of the U.S. Underwriters are subject to the accuracy of the representations and warranties of the Company in Section 1 hereof or in any certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof and to the following further conditions:

          (a) No Material Adverse Change. Subsequent to the execution and deliver of the Underwriting Agreements and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of the Underwriting Agreements) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Prospectus.

          (b) Officer's Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company acceptable to you, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in the Underwriting Agreements are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) Opinion of Davis Polk & Wardwell. The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, international counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto. The opinion of Davis Polk & Wardwell described in this Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (d) Opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co. The Underwriters shall have received on the Closing Date an opinion of Amarchand & Mangaldas & Suresh A. Shroff & Co., Indian counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B hereto.

          (e) Opinion of [____]. The Underwriters shall have received on the Closing Date an opinion of [_____], counsel for the Depositary, dated the Closing Date, to the effect set forth in Exhibit C hereto.

          (f) Opinion of Shearman & Sterling. The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, international counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

          (g) Opinion of Bhaishanker Kanga & Girdharial. The Underwriters shall have received on the Closing Date an opinion of Bhaishanker Kanga & Girdharial, Indian counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

          (h) Certificate of the Depositary. The Depositary shall have furnished or caused to be furnished to you certificates satisfactory to you evidencing the deposit with the Custodian of the Equity Shares being so deposited against issuance of ADRs evidencing Firm ADSs to be delivered by the Company at the Closing Date; the execution, issuance, signature and delivery of ADRs evidencing the Firm ADSs pursuant to the Deposit Agreement; and such other matters related thereto as you may reasonably request.

          (i) Comfort Letter from KPMG Peat Marwick India. The Underwriters shall have received, on each of the date hereof and Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG Peat Marwick India, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (j) Comfort Letter from S.B. Billimoria and Company and [_______]. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from S.B. Billimoria and Company and [_____] and Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (k) Lock-Up Agreement. The Underwriters shall have received on the Closing Date an executed Lock-Up Agreement by ICICI Limited, to the effect set forth in Exhibit D hereto.

          (l) Listing Approval. The Offered ADSs shall have been approved for listing on NYSE, subject only to official notice of issuance.

          (m) Effectiveness of Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement; the Deposit Agreement shall be in full force and effect.

          (n) Expenses. The Company shall have paid the fees and expenses set forth in Section 7 hereof.

          (o) Necessary Authorizations for Transactions. All authorizations necessary for the performance by the Company of the obligations under the Underwriting Agreements and the Deposit Agreement as set forth in Schedule III hereto, or the transactions contemplated hereby or thereby, shall have been obtained and shall be in full force and effect.

          (p) Listing Applications and Approvals on Indian Stock Exchanges. You shall have received on the Closing Date a draft of each of the final listing applications for, and evidence of approvals in principle from, the Indian Stock Exchanges.

          (q) Other Documents. You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          (r) Conditions to Purchase of Additional ADSs. The several obligations of the U.S. Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs and other matters related to the issuance of the Additional ADSs.

          6. Covenants of the Company. In further consideration of the agreements of the U.S. Underwriters herein contained, the Company covenants with each U.S. Underwriter as follows:

          (a) Copies of the Registration Statement. To furnish to you, without charge, five signed copies of the Registration Statement and the ADS Registration Statement as originally filed (including exhibits thereto) and for delivery to each other Underwriter conformed copies of the Registration Statement and the ADS Registration Statement (without exhibits thereto) and to use its best efforts to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of the Underwriting Agreements and during the period mentioned in Section 6(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Notification of Amendments. Before amending or supplementing the Registration Statement, the ADS Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) Notification of Stop Orders and Requests by the Commission. To advise you, promptly after it received notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary Prospectus or Prospectus of the suspension of the qualification of the underlying shares or Offered ADSs for offering or sale in any jurisdiction of the initiation or threatening of any proceeding for any such purpose, or (ii) any request by the Commission for the amending or supplementing of the Registration Statement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending and such qualification, to use promptly its best efforts to obtain its withdrawal.

          (d) Continued Compliance with Applicable Securities Laws. To comply with, or obtain waivers of all applicable requirements of U.S. law, including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and the Investment Company Act so as to permit the completion of the transactions contemplated by the Underwriting Agreements, the Deposit Agreement and the Prospectus.

          (e) Obligation to Amend Prospectus. If, during such period after the first date of the public offering of the Offered ADSs as in the opinion of international counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered ADSs may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (f) Blue Sky Qualifications. To endeavor to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (g) Listings. The Company shall use its best efforts to (i) maintain the listing of the ADSs on NYSE, (ii) obtain final approval for the listing of the Shares on the relevant Indian Stock Exchanges within six weeks after the Closing Date and maintain it thereafter, and (iii) comply in all material respects and on a timely basis with the reporting and filing requirements of NYSE and the relevant Indian Stock Exchanges, as applicable.

          (h) Earning Statement. To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [_________], 2001 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (i) No Stabilization Action. Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered ADSs or the Shares.

          (j) Stamp Duty and Other Transaction Taxes. To pay any stamp duty or other issue, transaction, value-added or similar tax, fund or duty (including court fees) in the United States, India or elsewhere on the execution or enforcement of the Underwriting Agreements and the Deposit Agreement or on the offer and issue of the ADRs.

          (k) Approvals by Indian Authorities. To endeavor to obtain, comply with and maintain in force all approvals (including, without limitation, approvals under the Foreign Exchange Regulation Act), authorizations and consents from the Indian Authorities, and any conditions thereto, which are necessary for the Company to comply with its obligations under the Underwriting Agreements and the Deposit Agreement, the ADSs and the Shares and to offer and issue the ADSs and the Shares in the manner set forth in the Underwriting Agreements, the Deposit Agreement and the Prospectus.

          (l) Filing of a Prospectus with Indian Authorities. To file a copy of the Prospectus with the relevant Indian Stock Exchanges and Indian Authorities.

          (m) Filing of a Return of Allotments. On the Closing Date or immediately thereafter, to file a return of allotments in respect of the Shares in accordance with Section 75 of the Indian Companies Act, 1956.

          (n) Use of Proceeds. To use the net proceeds from the sale of the Offered ADSs in the manner described in the Prospectus.

          (o) Engagement of Transfer Agent and Deposit of Shares. To engage and maintain, at its expense, a registrar and transfer agent for the Equity Shares, the Offered ADSs and the ADRs and shall deposit the underlying Equity Shares with the Custodian in accordance with the terms of the Deposit Agreement so that ADRs evidencing the Offered ADSs will be executed by the Depositary and delivered to the Underwriters pursuant to the Underwriting Agreements on the Closing Date and any Option Closing Date.

          (p) Reporting Requirements. During the Prospectus Delivery Period, to file, on a timely basis, with the Commission all reports and documents required to be file under the Exchange Act.

          7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the ADSs on the NYSE and of the Shares on Indian Stock Exchanges, (v) the cost of printing certificates, if any, representing the Shares and ADR certificates evidencing the ADSs, (vi) the costs and charges of the Depositary, the Custodian or any transfer or registrar, (vii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the ADSs or the Shares, including, without limitation, cost of roadshow venues, transportation, meals, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with the road show, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; provided, however, that, notwithstanding the foregoing, if the transactions contemplated by this Agreement are consummated, the Underwriters shall reimburse the Company for certain expenses pursuant to a separate agreement between the parties hereto. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their cost and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who is an affiliate of any U.S. Underwriter within the meaning of Rule 501(b) of Regulation D under the Securities Act and Rule 12b-2 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any U.S. Underwriter or any such affiliate in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any related preliminary prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the ADS Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any U.S. Underwriter furnished to the Company in writing by such U.S. Underwriter through you expressly for use therein; provided, however, that such indemnity shall not inure to the benefit of any U.S. Underwriter if the person asserting any such loss, claim, damage or liability did not receive a copy of a Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of the Shares to such Person in any case where such delivery would be required by law and the Company has furnished copies thereof to such U.S. Underwriter as required by
Section 6(a) hereof and the untrue statement or omission of a material fact contained in such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each U.S. Underwriter agrees, severally and not jointly, to indemnity and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Company, such signatories or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, any related preliminary prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such U.S. Underwriter furnished to the Company in writing by such U.S. Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the U.S. Underwriters and such affiliates of any U.S. Underwriters, such firm shall be designated in writing by the Joint Global Coordinators and Joint Book-Runners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the Offered ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offering ADSs. The relative fault of the Sellers on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offering ADSs they have purchased hereunder, and not joint.

          (e) The Company and the U.S. Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offering ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offering ADSs.

          9. Termination. This Agreement shall be subject to termination by notice given by you to the Company (after consultation with the Company, if practicable), if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. the London Exchange, the National Stock Exchange of India, the Mumbai Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company Mercantile or any subsidiary shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, London or Mumbai shall have been declared by the relevant authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, (v) there shall have occurred a change or development involving a prospective change in the existing financial, political, economic or regulatory conditions in the Republic of India (including, without limitation, the imposition of or a change in exchange controls, a change in currency exchange rates or taxation), which change or development makes it, in your judgment, impracticable or inadvisable to market the Offered ADSs, or the United States, the United Kingdom, Japan, Canada, Singapore, or the Republic of India imposed exchange controls, or (vi) there shall have occurred any change in the U.S. currency markets that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(vi) above, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Offering ADSs on the terms and in the manner contemplated in the Prospectus.

          10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the U.S. Underwriters shall fail or refuse to purchase Offering ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offering ADSs which such defaulting U.S. Underwriter or Underwriters agreed to but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offering ADSs to be purchased on such date, the other U.S. Underwriters shall be obligated severally in the proportions that the number of U.S. Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting U.S. Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting U.S. Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any U.S. Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such U.S. Underwriter. If, on the Closing Date, any U.S. Underwriter or Underwriters shall fail or refuse to purchase Offering ADSs and the aggregate number of Offering ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Offering ADSs to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Offering ADSs are not made within 36 hours after such default, this Agreement shall terminate with liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased, the non-defaulting U.S. Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

          If this Agreement shall be terminated by the U.S. Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the U.S. Underwriters or such U.S. Underwriters as have so terminated this Agreement with respect to themselves, severally, for the out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such U.S. Underwriters in connection with this Agreement or the offering contemplated hereunder.

          11. Jurisdiction; Consent to Service. To the fullest extent permitted by applicable law, the Company irrevocably (i) agrees that any legal suit, action or proceeding brought by any U.S. Underwriter or by any affiliate of any U.S. Underwriter arising out of or relating to this Agreement, the Offering ADSs, the Deposit Agreement or the transactions contemplated hereby or thereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and (ii) waives any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in the Borough of Manhattan, The City of New York, New York, or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

          The Company has appointed CT Corporation System, 1633 Broadway, New York, NY 10019 (the "Process Agent"), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for services of process, and agrees that service of process in such manner upon the Process Agent shall be deemed to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company, as the case may be, in any such suit, action or proceeding.

     12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures any U.S. Underwriter could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given.

          The obligation of the Company is respect of any sum due from the Company to any U.S. Underwriter, or of any U.S. Underwriter in respect of any sum due from such U.S. Underwriter to the Company shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such U.S. Underwriter or the Company, respectively, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such U.S. Underwriter or the Company, respectively, may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such U.S. Underwriter or the Company, respectively, hereunder, the Company or any such U.S. Underwriter, respectively, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such U.S. Underwriter or the Company, respectively, against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such U.S. Underwriter or the Company, respectively, hereunder, such U.S. Underwriter and the Company, respectively, agree to pay to the Company or such U.S. Underwriter, respectively, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such U.S. Underwriter or the Company, respectively, hereunder.

          13. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons and affiliates referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim or in respect of this Agreement or any provision herein contained. No purchaser of Offered ADSs form any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Morgan Stanley at 1585 Broadway, New York, New York 10036, U.S.A. (facsimile: (212) 761-8832); attention: Syndicate Department and to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201 (facsimile: (212) 449-2784); attention: Syndicate Department. Notices to the Company shall be given to it at its principal executive offices, ICICI Towers, Bandra-Kurla Complex, Mumbai, India 400051 (facsimile: 91-22-653-[_____]), attention: [_________].

          In all dealings hereunder, you will act for the several U.S. Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any U.S. Underwriter made or given by you jointly or by the Joint Global Coordinators and Joint Book-Runners.

          15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          17. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                           Very truly yours,

                                           ICICI BANK LIMITED


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


Accepted as of the date hereof

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By:
   ---------------------------------------
   Name:
   Title:

By: MORGAN STANLEY & CO. INCORPORATED


By:
   ---------------------------------------
   Name:
   Title:

                                                                      SCHEDULE I


                               U.S. UNDERWRITERS


                                                             Number of U.S.
             Underwriter                                       Firm ADSs
                                                            To Be Purchased
                                                            ---------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                        [________]

Morgan Stanley & Co. Incorporated                               [________]

                                                                 --------

         Total U.S. Firm ADSs                                   [        ]
                                                                 ========

                                                                     SCHEDULE II


                                   APPROVALS


Ministry of Finance
Foreign Investment Promotion Board
Cabinet Committee on Foreign Investments
Reserve Bank of India
Department of Company Affairs
In principle listing permissions of the following stock exchanges

         Stock Exchange Mumbai
         The National Stock Exchange
         Bangalore Stock Exchange
         Vadodara Stock Exchange
         Calcutta Stock Exchange
         New Delhi Stock Exchange
         Madras Stock Exchange
         Mangalore Stock Exchange

Filing of Registration Statement with SEBI
Filing of Registration Statement with Maharashtra